/Mercury Proprietary/No Tech Data/ FIRST AMENDMENT TO RESTRICTED STOCK AWARD AGREEMENT GRANTED TO ALLEN COUTURE UNDER THE MERCURY SYSTEMS, INC. 2018 STOCK INCENTIVE PLAN This First Amendment (“Amendment”), with respect to awards of time-based restricted stock (“Restricted Stock”) previously granted by Mercury Systems, Inc. (the “Company”) to Allen Couture (the “Grantee”) under the Mercury Systems, Inc. 2018 Stock Incentive Plan (the “Plan”), is dated as of February 16, 2024. WHEREAS, on October 17, 2022, the Company granted awards of Restricted Stock under the Plan to the Grantee, the terms of which are governed by an award agreement (the “Award Agreement”); and WHEREAS, the Company desires to amend the Award Agreement to provide for the accelerated vesting of a portion of the shares of Restricted Stock awarded thereunder in the event of the Grantee’s qualified termination of employment; and WHEREAS, capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them under the Award Agreement. NOW, THEREFORE, Mercury does hereby amend the Award Agreement as follows: 1. Severance-Based Vesting. If the Grantee’s employment is terminated in a manner that qualifies the Grantee for cash severance under any applicable agreement with the Company, and if the Grantee and the Company sign the Company’s standard form separation agreement and any affirmations thereto, then the Vesting Date of all shares of Restricted Stock that would have vested during the 12-month period following the Grantee’s termination shall be accelerated to the date of the Grantee’s termination of employment. 2. Continuation of Award Agreement. Except as stated herein, the terms of the Award Agreement shall continue in full force and effect. IN WITNESS WHEREOF, the Company has duly executed this Amendment as of the date first set forth above. MERCURY SYSTEMS, INC. By: Steve Ratner Title: Chief Human Resources Officer